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MEDIA AND ENTERTAINMENT.COM INC., ( OTCBB: MEDE ) AND WINSONIC HOLDINGS, LTD.,
EXECUTE STOCK PURCHASE AGREEMENT TO BUILD-OUT NATIONWIDE MEDIA DELIVERY
NETWORK.
BURBANK, Calif.--(BUSINESS WIRE)-September 4, 2003,

COMPANIES TO LAUNCH GLOBAL NETWORK PRESENCE TO FACILITATE HIGH-END AUDIO, AND VIDEO SOLUTIONS.

Media and Entertainment.com Inc (OTCBB:MEDE) www.mediaandentertainment.com, a provider of customized solutions for digital Webcasting, announced that it had executed a stock purchase and service agreement with WinSonic Holdings Ltd., (WinSonic) www.winsonic.net and WinSonic Digital Cable Systems Network Ltd.(WDCSN). The agreement will enable Local Exchange Carriers (LEC's), Inter Exchange Carriers (IXC's), Cable Carriers, and Internet Service Providers (ISP's) to access interactive media and entertainment over IP /ATM protocol, as well as Serial Digital Transport protocols (SDI).

WinSonic Holdings Ltd.,("WinSonic") is a full-service broadband telecommunications and entertainment company that designs, builds and deploys value-added network solutions and applications. In 1994 and 1995, WinSonic Holdings and WDCSN coordinated and integrated the very first video telephone and video e-mail "store and forward" application. This application was based on a Pacific Bell (SBC) ATM Network, and implemented in partnership with Pacific Telesis Inc., in cooperation with the Whittaker Corporation. As a carriers' communications solutions provider, WinSonic offers facilities-based products and services to communications companies such as Verizon, SBC, Time Warner, MCI, Level-3, AOL, MSN and Sony.

"This partnership brings new and innovative opportunities for our customers to maximize efficiencies in their infrastructure without significant capital expenditures. The addition of proven products and expertise from Winsonic enables Media and Entertainment to offer the highest quality standards for audio and video transmission. This new entity will now be providing high-end consulting services in the areas of programming, audio research and engineering, as well as digital and telecommunication services for film and television", stated Nana Yalley, Chief Information Officer for Media and Entertainment."

WinSonic concentrates on carrier-class high-speed connectivity solutions that bring together a first-class facility along with network and multimedia communication services to its customers, without requiring substantial capital investments. " Our partnership will lay the foundation for a high-end facilities-based infra-structure to aid and facilitate in voice transport, audio, video, data, media and broadcast content over protocol-independent multi-layered communication systems." Said Winston Johnson, Chairman and Chief Executive Officer of Media and Entertainment. " The diversity of our operations is also a huge plus, based on our in-depth experience and quality of service given to past and present customers including, SBK, Motown, Sony, MCA, Polygram, Warner Bros., EMI, Arista, A&M Records, Disney, Fox, Dreamworks, and Atari."

"This collaboration supports Media and Entertainment's commitment to develop one of the world's finest media distributed delivery networks, and gives the entity the ability to grow revenues." Continued Winston Johnson. " The partnership also offers customers an enhanced end-to-end broadband experience with maximum agility to quickly deploy emerging network business solutions globally."
"Our relationship with Winsonic Holdings, Ltd. will enable our mutual customers to optimize their existing IP-based networking infrastructure to interconnect into a high performance network." Concluded Jon Jannotta Media and Entertainment's Vice Chairman of the Board.

About Media and Entertainment.Com Inc

Media & Entertainment.com, Inc. is a technology / media company whose audio and video streaming process enables users to view all types of content online, in full screen format, at very high speeds, superb quality, and greatly reduced costs.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company's ability to enable customers to access streaming content over Internet protocol (IP)-based metropolitan and wide area networks; give its customers an enhanced end-to-end broadband experience with maximum agility to quickly deploy emerging network business solutions and to optimize their existing IP-based networking infrastructure to interconnect into a high performance network; ICCC's ability to achieve its full potential and allow the Company to provide content owners with the foremost streaming services available while also reaching the greatest number of consumers; the Company's ability to develop live and video on demand solutions, generate increasing revenues from its NetDvD technology, provide opportunities for ancillary income from additional services, have a very positive effect on overall revenues, helping to lay the foundation for significant earnings and future profitability of the Company; to provide their customers with a diversified array of interactive services on a flexible platform that will be widely deployed in the field. Forward-looking statements may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may," "could," or "might" occur. Such forward-looking statements involve risks and uncertainties. The actual results may differ materially from such forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or implied) will not be realized.



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